Exhibit 1.1

Underwriting Agreement

$600,000,000
3.875% Notes Due 2027

Dollar General Corporation

New York, New York
March 28, 2017

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Dollar General Corporation, a corporation organized under the laws of Tennessee (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $600,000,000 aggregate principal amount of its 3.875% Notes Due 2027 (the “Securities”), to be issued under an indenture (the “Base Indenture”) dated as of July 12, 2012, between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and the sixth supplemental indenture to be dated as of April 11, 2017 (the “Supplemental Indenture,” and collectively with the Base Indenture, the “Indenture”), pursuant to which the Securities will be issued, between the Company and the Trustee.

Certain terms used herein are defined in Section 21 hereof.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

1.                                      Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 The Company meets the requirements for the use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file number 333-216940) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of a number of classes and series of securities, including the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to the Representatives.  The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).  The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b)                                 On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c)                                  (i) The Disclosure Package and (ii) each Issuer Free Writing Prospectus (including without limitation, any road show that is a free writing prospectus under Rule 433) when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)                                 (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the Execution Time (with such date being used as the determination date for purposes of this clause (iii)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  Neither the Company nor any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities before the filing of the Registration Statement, whether or not in reliance on the exemption in Rule 163.

(e)                                  The Company was not and is not an Ineligible Issuer (as defined in Rule 405) as of the relevant date of determination specified in Rule 405 without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)                                   Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g)                                  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Tennessee with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.  The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(h)                                 Each “significant subsidiary” of the Company as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (each, a “Significant Subsidiary”) has been duly incorporated or organized, as the case may be, and is validly existing as an entity in good standing (to the extent that such concept is applicable to a particular jurisdiction) under the laws of the jurisdiction in which it is incorporated or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except in each case where the failure to do so would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(i)                                     All the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, free and clear of any claims, liens or encumbrances.

(j)                                    The Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(k)                                 There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed (including through incorporation by reference as permitted by the rules and regulations of the Commission) as an exhibit thereto, which is not described or filed as required in all material respects; and the statements in the Preliminary Prospectus and the Prospectus under the headings “Certain U.S. Federal Income and Estate Tax Consequences,” “Description of the Notes” and “Description of Debt Securities” and the statements in Part I, Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(l)                                     The Company has the corporate power and authority to execute and deliver the Securities and the Supplemental Indenture and to perform its obligations thereunder.

(m)                             The Base Indenture has been duly authorized, executed and delivered by the Company and was duly qualified under the Trust Indenture Act and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

(n)                                 The Supplemental Indenture has been duly authorized by the Company.  When the Supplemental Indenture is duly executed and delivered by the Company, assuming due authorization, execution and delivery by the Trustee, the Indenture will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity).

(o)                                 The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (whether considered in a proceeding at law or in equity) and will be entitled to the benefits of the Indenture.

(p)                                 This Agreement has been duly authorized, executed and delivered by the Company and the Company has the corporate power and authority to perform its obligations hereunder.

(q)                                 The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r)                                    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus and such other approvals as have been obtained.

(s)                                   The execution and delivery by the Company of each of this Agreement and the Indenture, the issuance and sale of the Securities by the Company, the consummation by the Company of the transactions contemplated in this Agreement and the Indenture and the compliance by the Company with the terms thereof, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws (or similar organizational document) of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), where such conflict, breach, violation or imposition would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(t)                                    No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except as described in the Disclosure Package and the Prospectus or except, with respect to certain piggyback registration rights which have been granted to certain employees, as have been waived or satisfied in connection with the offering of the Securities.

(u)                                 The consolidated historical financial statements and schedules, if any, of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity, in all material respects, with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus (defined below) fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v)                                 Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any supplement thereto that has not been made part of the Disclosure Package), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(w)                               The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(x)                                 Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such violation or default, as the case may be, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(y)                                 Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules, if any, included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(z)                                  There are no transfer taxes or other similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement.

(aa)                          The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(bb)                          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto that has not been made part of the Disclosure Package), no labor problem or dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(cc)                            The Company self insures, or maintains insurance covering, its properties, operations, personnel and businesses as the Company deems adequate and customary for companies engaged in similar businesses and all such policies are in full force and effect in all material respects, except where a failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(dd)                          Except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto that has not been made part of the Disclosure Package), the Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, except for the failure to possess any of the foregoing that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ee)                            The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  As of February 3, 2017, the last date as of which such controls were evaluated, the Company’s internal controls over financial reporting were effective and there were no changes to the Company’s internal control over financial reporting since February 3, 2017 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company is not aware of any material weakness in its internal controls over financial reporting.

(ff)                              The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures were effective as of February 3, 2017 and there have been no changes in such disclosure controls and procedures since February 3, 2017.

(gg)                            The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh)                          Except for such matters that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Company’s subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws; and the Company is not aware of any pending investigation which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(ii)                                  Neither the Company nor any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)                                Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, and since such date, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, in each case except as described in the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk)                          The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, except such exceptions as are described in the Disclosure Package and the Prospectus or as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ll)                                  The Company owns, licenses, possesses or can acquire on reasonable terms all adequate rights to use all material patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets and other rights, and all registrations or applications relating thereto, described in the Disclosure Package and the Prospectus as being owned by the Company and necessary for the conduct of its business, except as such would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and the Company is not aware of any pending or threatened claim to the contrary or any pending or threatened challenge by any other person to the rights of the Company with respect to the foregoing which, if determined adversely to the Company, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.                                      Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.276% of the aggregate principal amount thereof for the Securities, plus accrued interest, if any, on the Securities from April 11, 2017, to the Closing Date, the aggregate principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

3.                                      Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on April 11, 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.                                      Agreements.  The Company agrees with the several Underwriters that:

(a)                                 Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished the Representatives a copy for review prior to filing and will not file any such proposed amendment or supplement which shall be disapproved by the Representatives promptly after reasonable notice thereof. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) promptly after it receives notice thereof, of the time when any amendment to the Registration Statement shall have been filed or become effective, (iii) promptly after it receives notice thereof, of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) promptly after it receives notice thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 The Company shall prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule III hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)                                  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(d)                                 If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus; and (iv) supply any supplemented Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(e)                                  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its consolidated subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)                                   The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement

(including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g)                                  The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)                                 The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(i)                                     The Company will not, without the prior written consent of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of this Agreement.  Notwithstanding the foregoing, the Company may, directly or through a subsidiary, (i) borrow under the Amended and Restated Credit Agreement, dated as of February 22, 2017, among the Company, the several lenders from time to time party thereto and Citibank, N.A., as administrative agent for the lenders, (ii) obtain letters of credit, (iii) issue commercial paper pursuant to the Company’s commercial paper program and (iv) enter into such other commercial lending transactions consistent with the Company’s business.

(j)                                    The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)                                 The Company agrees to pay the costs and expenses relating to the following matters:  (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, the Indenture, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) to the extent applicable, the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification and in connection with the preparation of the blue sky memorandum and any supplement thereto); (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; provided, however, that the Underwriters shall be responsible for 50% of the equivalent third party costs of any private aircraft, if any, incurred by or on behalf of the Company in connection with such presentations; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l)                                     The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectuses included in Schedule II and III hereto, any electronic road show and any free writing prospectus that contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering that is included in the final term sheet contemplated by Section 5(b) hereto or (3) information permitted under Rule 134.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(m)                             The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

6.                                      Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company, of its obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, substantially in the forms set forth in Exhibits A-1 and A-2 hereto.

(c)                                  The Company shall have requested and caused Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, special Tennessee counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit B hereto.

(d)                                 [Reserved].

(e)                                  The Company shall have requested and caused Rhonda M. Taylor, the General Counsel of the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Representatives, substantially in the form set forth in Exhibit C hereto.

(f)                                   The Representatives shall have received from Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                                  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that:

(i)                                     the representations and warranties of the Company in this Agreement that are not qualified by materiality are true and correct in all material respects, and that the representations and warranties of the Company in this Agreement that are qualified by materiality are true and correct, in each case, on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto that has not been made part of the Disclosure Package), there has been no material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto that has not been made part of the Disclosure Package).

(h)                                 [Reserved].

(i)                                     The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives at the Execution Time a letter dated as of the Execution Time and at the Closing Date, a letter, dated as of the Closing Date, each in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(j)                                    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto that has not been made part of the Disclosure Package), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that has not been made part of the Disclosure Package) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that has not been made part of the Disclosure Package).

(k)                                 Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)                                     [Reserved].

(m)                             Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, at 601 Lexington Avenue, New York, NY 10022, on the Closing Date.

7.                                      Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided that the Company shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(k) and 8 hereof.

8.              Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)                                 Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting,” (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the second, third and fourth sentences of the third paragraph and (C) the ninth and tenth paragraphs in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the final term sheet prepared and filed pursuant to Section 5(b).

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company on the one hand and the Underwriters on the other agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the

Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                                      Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.                               Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

11.                               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.                               Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (646) 291-1469 and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; the Goldman, Sachs & Co. Registration Department, at 200 West Street, New York, New York 10282, Attention: Registration Department (tel. no.: (866) 471-2526); and Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Attn: High Grade Transaction Management/Legal (fax no.: (646) 855-5958); with a copy for information purposes to Paul D. Tropp, Esq. (fax no.: (646) 465-7481) and confirmed to Freshfields Bruckhaus Deringer US LLP, at 601 Lexington Avenue, New York, New York 10022, Attention: Paul D. Tropp, Esq.; or, if sent to the Company, will be mailed, delivered or telefaxed to Rhonda M. Taylor, Esq. (fax no.: (615) 855-5517) and confirmed to it at Dollar General Corporation, at 100 Mission Ridge, Goodlettsville, Tennessee 37072, attention of Rhonda M. Taylor, Esq., with a copy for information purposes to Joseph H. Kaufman, Esq. (fax no.: (212) 455-2502) and confirmed to Simpson Thacher & Bartlett LLP, at 425 Lexington Avenue, New York, New York 10017-3954, attention of Joseph H. Kaufman, Esq.

13.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.                               No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.                               Patriot Act Notice.   In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.                               Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

17.                               Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.                               Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.                               Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.                               Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

21.                               Definitions.  The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus that is generally distributed to investors and used to offer the Securities, including any document that is incorporated by reference therein, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, including the final term sheet prepared and filed pursuant to Section 5(b) hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 3:00 PM New York City time on March 28, 2017.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 134”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Dollar General Corporation

By:	/s/ John W. Garratt
Name: John W. Garratt
Title: Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Dan Miller
Name: Dan Miller
Title: Managing Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Principal Amount of Securities to be Purchased
3.875% Senior Notes Due 2027
Citigroup Global Markets Inc.	$104,400,000
Goldman, Sachs & Co	104,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	104,400,000
U.S. Bancorp Investments, Inc.	60,600,000
Wells Fargo Securities, LLC	60,600,000
J.P. Morgan Securities LLC	24,000,000
Mizuho Securities USA Inc.	24,000,000
BBVA Securities Inc.	20,700,000
Fifth Third Securities, Inc.	20,700,000
PNC Capital Markets LLC.	20,700,000
Regions Securities LLC	20,700,000
BB&T Capital Markets, a division of BB&T Securities, LLC	16,800,000
BNP Paribas Securities Corp.	6,000,000
Capital One Securities, Inc.	6,000,000
KeyBanc Capital Markets Inc.	6,000,000
Total	$600,000,000

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package:

The pricing term sheet, filed with the SEC on March 28, 2017, the form of which is set forth on Schedule III hereto.

SCHEDULE III

ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration No. 333-216940

DOLLAR GENERAL CORPORATION

PRICING TERM SHEET

March 28, 2017

$600,000,000 3,875% Senior Notes Due 2027

Issuer:	Dollar General Corporation

Expected Settlement Date:	April 11, 2017 (T+10)*

Current Ratings**:	[ ] by Moody’s Investors Service, Inc. [ ] by Standard & Poor’s Ratings Services

Final Maturity Date:	April 15, 2027

Principal Amount:	$600,000,000

Coupon:	3,875%

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2017

Price to Public:	99.926%, plus accrued interest, if any, from April 11, 2017

Benchmark Treasury:	2.250% U.S. Treasury due February 15, 2027

Benchmark Treasury Price and Yield:	98-18; 2.414%

Spread to Benchmark Treasury:	147 basis points

Yield to Maturity:	3.884%

Make-Whole Call:	T+25 basis points (prior to January 15, 2027)

Par Call:	On and after January 15, 2027 at 100%, plus accrued and unpaid interest to the redemption date

Use of Proceeds:	The Company intends to use the net proceeds of this offering to repay all $500 million outstanding principal amount of its 4.125% Senior Notes due 2017 and for general corporate purposes.

CUSIP and ISIN:	CUSIP: 256677 AE5 ISIN: US256677AE53

Joint Book-Running Managers:	Citigroup Global Markets Inc. Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated U.S. Bancorp Investments, Inc. Wells Fargo Securities, LLC

Senior Co-Managers:

J.P. Morgan Securities LLC

Mizuho Securities USA Inc.

BBVA Securities Inc.

Fifth Third Securities, Inc.

PNC Capital Markets LLC

Regions Securities LLC

BB&T Capital Markets, a division of BB&T Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Capital One Securities, Inc. KeyBanc Capital Markets Inc.

*Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next six business days will be required, by virtue of the fact that the Notes initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement.

**Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer has filed a registration statement (including a prospectus and a prospectus supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates.  Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling Citigroup Global Markets Inc. at (800) 831-9146; Goldman, Sachs & Co. at (201) 793-5170; Merrill Lynch, Pierce, Fenner & Smith Incorporated at (800) 294-1322; U.S. Bancorp Investments, Inc. at (877) 558-2607; or Wells Fargo Securities, LLC at (800) 326-5897.

Exhibit A-1

OPINION OF SIMPSON THACHER & BARTLETT LLP
TO BE DELIVERED PURSUANT TO
SECTION 6(b)

We have acted as counsel to Dollar General Corporation, a Tennessee corporation (the “Company”), in connection with the purchase by you of $600,000,000 aggregate principal amount of 3.875% Senior Notes due 2027 (the “Notes”) issued by the Company, pursuant to the Underwriting Agreement dated March 28, 2017 (the “Underwriting Agreement”), between the Company and you.

We have examined the Registration Statement on Form S-3 (File No. 333-216940) (the “Registration Statement”), filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); the Company’s prospectus dated March 24, 2017 (the “Base Prospectus”), which pursuant to Form S-3 incorporates by reference the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017, the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2016 that are incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2016 and the Company’s Current Reports on Form 8-K filed on February 22, 2017 and March 23, 2017, each as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended; the Company’s preliminary prospectus supplement dated March 28, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the Company’s prospectus supplement dated March 28, 2017 (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act; the pricing term sheet dated March

28, 2017 relating to the Notes filed by the Company as a free writing prospectus pursuant to Rule 433 of the rules and regulations of the Commission under the Securities Act (the “Free Writing Prospectus” and, together with the Preliminary Prospectus, the “Pricing Disclosure Package”); the Indenture, dated as of July 12, 2012 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”) relating to the Notes, as supplemented by the Sixth Supplemental Indenture, dated as of April 11, 2017 (the “Sixth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee; duplicates of the global note representing the Notes; and the Underwriting Agreement.  In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  We have also assumed that (i) the Company is validly existing and in good standing under the law of the State of Tennessee and has duly authorized, executed and delivered the Indenture, the Notes and the Underwriting Agreement; (ii) the execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture and the execution, issuance and performance of the Notes by the Company do not constitute a breach or default under any agreement or instrument which is binding upon the Company (except that no such assumption is made with respect to those agreements or instruments that are the subject of the opinion set forth in paragraph 5) or its charter or bylaws; and (iii) the execution, delivery and performance by the Company of the Underwriting Agreement and the Indenture and the execution, issuance and performance of the Notes by the Company do not violate the law of the State of Tennessee or any other jurisdiction (except that no such assumption is made with respect to the federal law of the United States or the law of the State of New York).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.     The Indenture has been duly executed and delivered by the Company in accordance with the law of the State of New York and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and conforms in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder.

2.     The Notes have been duly executed and issued by the Company in accordance with the law of the State of New York and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

3.     The statements made in each of the Pricing Disclosure Package and the Prospectus under the caption “Description of Debt Securities”, as supplemented and modified by the statements made under the caption “Description of the Notes” (including, in the case of the Pricing Disclosure Package, the information contained in the Free Writing Prospectus), insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of such terms of such documents in all material respects.

4.     The statements made in each of the Pricing Disclosure Package and the Prospectus under the caption “Certain U.S. Federal Income and Estate Tax Consequences”, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

5.     The issue and sale of the Notes by the Company, the execution, delivery and performance by the Company of the Underwriting Agreement and the execution, delivery and performance of the Indenture by the Company will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by New York law filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate any federal or New York State statute or any rule or regulation that has been issued pursuant to any federal or New York State statute or any order known to us issued pursuant to any federal or New York State statute by any federal or New York State court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, provided that no opinion is given in this paragraph 5 with respect to any federal or state securities law or any rule or regulation issued pursuant to any federal or state securities law.

6.     No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or, to our knowledge, any federal or New York State court is required for the issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement applicable to it, except for the registration under the Securities Act of the Notes, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

7.     The Registration Statement has become effective under the Securities Act, and the Preliminary Prospectus and the Prospectus were filed on March 28, 2017 and March [29], 2017, respectively, pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

8.     To our knowledge, there are no contracts or agreements between the Company and any person granting such person the right (other than as described in the Prospectus and the Registration Statement and other than rights which have been waived or satisfied) to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

9.     The Company is not, and after the application of the proceeds from the offering will not be on the date hereof, an “investment company” within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

Our opinions set forth in paragraphs 1 and 2 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 12.13 of the Base Indenture and Section [5.5] of the Sixth Supplemental Indenture relating to the severability of the provisions of the Indenture.

Our opinions set forth in paragraphs 5 and 6 above are based on our review of only those statutes, rules and regulations that, in our experience, are customarily applicable to transactions of the type contemplated by the Underwriting Agreement.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

This opinion letter is rendered to you in connection with the above-described transaction.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent, except that the Trustee, solely in its capacity as trustee under the Indenture may rely upon paragraphs 1, 2 and 7 of this opinion, subject to the qualifications, assumptions and limitations relating thereto set forth herein.

Very truly yours,

Exhibit A-2

NEGATIVE ASSURANCE LETTER OF SIMPSON THACHER & BARTLETT LLP
TO BE DELIVERED PURSUANT TO
SECTION 6(b)

We have acted as counsel to Dollar General Corporation, a Tennessee corporation (the “Company”), in connection with the purchase by you of $600,000,000 aggregate principal amount of 3.875% Senior Notes due 2027 (the “Notes”) issued by the Company, pursuant to the Underwriting Agreement dated March 28, 2017 (the “Underwriting Agreement”), between the Company and you.

We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement on Form S-3 (File No. 333-216940) (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); the Company’s prospectus dated March 24, 2017 (the “Base Prospectus”), as supplemented by the prospectus supplement dated March 28, 2017 (together with the Base Prospectus, the “Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act, the Company’s preliminary prospectus supplement dated March 28, 2017 (together with the Base Prospectus, the “Preliminary Prospectus”), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, the pricing term sheet dated March 28, 2017 relating to the Notes filed by the Company as a free writing prospectus pursuant to Rule 433 of the rules and regulations of the Commission under the Securities Act (such free writing prospectus, together with the Preliminary Prospectus, the “Pricing Disclosure Package”), or in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017, the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed on April 8, 2016 that are incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2016, and the Company’s Current Reports on Form 8-K filed on February 22, 2017 and March 23, 2017 (collectively, the “Exchange Act Documents”), each as filed under the Securities Exchange Act of 1934, as amended, and incorporated or deemed incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, and we take no responsibility therefor, except as and to the extent set forth in numbered paragraphs 3 and 4 of our opinion letter to you dated the date hereof.

In connection with, and under the circumstances applicable to, the offering of the Notes, we participated in conferences with certain officers and employees of the Company, representatives of Ernst & Young LLP, representatives of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, your representatives and your counsel in the course of the preparation by the Company of the Registration Statement, the documents comprising the Pricing Disclosure Package and the Prospectus and also reviewed certain records and documents furnished to us, or publicly filed with the Commission, by the Company, as well as the documents delivered to you at the closing.  We did not participate in the preparation of the Exchange Act Documents; however, we discussed certain Exchange Act Documents with the Company prior to their filing with the Commission.  Based upon our review of the Registration Statement, the Pricing Disclosure Package, the Exchange Act Documents and the Prospectus, our participation in the conferences referred to above, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder:

(i)            we advise you that each of the Registration Statement, as of its effective date under the Securities Act, and the Prospectus, as of March 28, 2017, appeared, on its face, to be appropriately responsive, in all material respects, to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Prospectus or the Exchange Act Documents; and

(ii)           nothing has come to our attention that causes us to believe that (a) the Registration Statement (including the Exchange Act Documents incorporated or deemed incorporated by reference therein and the Prospectus deemed to be a part thereof), as of March 28, 2017, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Pricing Disclosure Package (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of the time of the pricing of the offering of the Notes on March 28, 2017, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus (including the Exchange Act Documents incorporated or deemed incorporated by reference therein), as of March 28, 2017 or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial or accounting data contained in, incorporated or deemed incorporated by reference in, or omitted from the Registration Statement, the Pricing Disclosure Package, the Prospectus or the Exchange Act Documents.

This letter is delivered to you in connection with the above-described transaction.  This letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation.

Very truly yours,

Exhibit B

OPINION OF BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ PC
TO BE DELIVERED PURSUANT TO
SECTION 6(c)

We have acted as counsel to Dollar General Corporation, a Tennessee corporation (“Dollar General” or the “Company”), in connection with the issuance and sale of (i) the Company’s 3.875% Notes due 2027 in the aggregate principal amount of $600,000,000 (the “Securities”) in an underwritten public offering pursuant to the Underwriting Agreement.  The Securities are to be offered and sold pursuant to a prospectus supplement, dated March 28, 2017 (the “Prospectus Supplement”), and the accompanying base prospectus dated March 24, 2017 (the “Base Prospectus” and collectively with the Prospectus Supplement, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-216940) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”).

The Securities will be issued under an indenture, dated July 12, 2012, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”) and the sixth supplemental indenture dated as of April 11, 2017 (the “Supplemental Indenture,” and collectively with the Base Indenture, the “Indenture”), pursuant to which the Securities will be issued, between the Company and the Trustee.

This Opinion Letter is being delivered in accordance with the conditions set forth in Section 6(c) of the Underwriting Agreement.  All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Underwriting Agreement.

For purposes of the opinions expressed below, we have assumed that all signatures (other than those of representatives of Dollar General) on all documents submitted to us are genuine; that all documents submitted to us as originals are authentic; that all documents submitted to us as certified copies, telecopies or photocopies conform to the originals of such documents, which themselves are authentic; that the Underwriting Agreement has been duly authorized, executed and delivered by each party thereto other than Dollar General; that the Indenture has been duly authorized, executed and delivered by each party thereto other than Dollar General; that any natural persons executing any document have legal capacity to do so; and that all public records reviewed are true and complete.  We have further assumed, without investigation, that the representations and warranties contained in the Underwriting Agreement pertaining to factual matters are true and correct as set forth therein; and that any certificate, representation or document that we have received from any governmental authority and upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof.

With respect to the assumptions set forth hereinabove, in the course of our representation of Dollar General, we have not discovered any condition or fact which would lead us to believe that our reliance upon such assumptions is not reasonable.

For purposes of giving this letter, we have examined such corporate records of Dollar General, certificates of public officials, certificates of appropriate officials of Dollar General, and such other documents, and have made such inquiries, as we have deemed relevant as a basis for the opinions set forth herein.  In basing certain of the opinions expressed herein on “our knowledge,” or matters with respect to which we are “aware,” the words “our knowledge” or “aware” signify that, in the course of our representation of Dollar General as aforesaid, no information has come to our attention which has given us actual knowledge that any such opinions are not accurate or that any of the documents, certificates and information on which we have relied in expressing any such opinions are not true and complete in all material respects.  The phrase “our knowledge” and the term “aware” are each limited to the actual knowledge of the lawyers within our firm who participate in our representation of Dollar General.  The phrases “set forth in,” “described in,” “contained in” or words of similar import, when used in reference to information contained in either the Registration Statement or the Prospectus, includes information that is appropriately incorporated by reference into such document pursuant to Commission rules and regulations.

We have participated in the preparation of the Registration Statement, the Disclosure Package, the Prospectus and the Indenture.

Based upon and subject to the foregoing and the other assumptions and qualifications set forth herein, it is our opinion that as of the date hereof:

1.             Dollar General has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the state of Tennessee, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, Disclosure Package and the Prospectus.

2.             Dollar General, except where the failure so to register or qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, is duly registered and qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such registration or qualification.

3.             Dollar General’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”  The issued and outstanding capital stock of Dollar General conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” and the Company’s $0.875 par value common stock (the “Common Stock”) conforms in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Capital Stock.”  All shares of Common Stock outstanding have been duly authorized and validly issued, are nonassessable and, to our knowledge, were fully paid.  The Securities and the Indenture conform in all material respects to the description thereof in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of the Notes” and, insofar as applicable, “Description of Debt Securities and Guarantees.”

4.             The statements set forth in the Disclosure Package and the Prospectus under the caption “Description of Capital Stock — Tennessee Anti-Takeover Statutes,” insofar as such statements constitute matters of law, summaries of legal matters, the Company’s charter or bylaw provisions, documents, or legal conclusions, have been reviewed by us and fairly present and summarize, in all material respects, the matters referred to therein.

5.             Neither the execution, delivery or performance by Dollar General of the Underwriting Agreement, the Indenture and the Securities, nor compliance by Dollar General with the applicable provisions thereof: (a) conflicts or will conflict with or constitutes or will constitute a breach of the charter or bylaws of Dollar General; or (b) violates or will result in any violation of any existing law, statute or regulation (assuming compliance with all applicable state or foreign securities and/or “Blue Sky” laws) or any ruling, judgment, injunction, order or decree of which we have knowledge, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

6.             The execution and delivery by Dollar General and the performance of its obligations under the Underwriting Agreement, the Indenture and the Securities do not require any consent, approval, authorization or other order of, or registration, qualification or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as has been obtained or is required under the 1933 Act or the Securities Exchange Act of 1934, as amended, and except for compliance with the securities or “Blue Sky” laws of various state and foreign jurisdictions).

7.             Dollar General has corporate power and authority to execute and deliver the Underwriting Agreement, the Securities and the Indenture and to perform its obligations thereunder.

8.             The Underwriting Agreement, the Securities, the Base Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by Dollar General.

In connection with rendering the opinions set forth herein, we have assumed the following:

(a)           The Underwriters are duly organized and validly existing corporations or limited liability companies, as the case may be, in good standing in their respective states of incorporation or organization; are qualified to do business and are in good standing as foreign corporations or limited liability companies, as the case may be, in such states as is required by applicable law; and have full corporate or limited liability company, as the case may be, power and authority to enter into and perform the obligations described in the Underwriting Agreement.

(b)           Each of the Underwriters has the legal power to engage in and to perform all transactions contemplated by the Underwriting Agreement and is not prohibited by their respective charters, certificates or articles of incorporation, certificates or articles of organization, by-laws, operating agreements (or other applicable organizational documents), policies or boards of directors, or by any agreement to which such parties, or any of them, are bound, or by any statute, law, ordinance or regulation of the United States government or of any state, or by any injunction, order or decree of any court, administrative agency or other governmental authority of any state from engaging and performing all transactions contemplated by the Underwriting Agreement.

(c)           Neither the Underwriters nor their legal counsel has any current actual knowledge that any opinion set forth herein is inaccurate in any respect.

(d)           All necessary governmental consents, authorizations, orders, approvals, registrations, recordations, declarations or filings required for the valid authorization, execution and delivery of the Underwriting Agreement, to the extent such matters are not governed by the laws of the State of Tennessee or by the federal laws of the United States of America, have been duly obtained, received, made or accomplished.

(e)           With respect to the Underwriters, all necessary governmental consents, authorizations, orders, approvals, registrations, recordations, declarations or filings required for the valid authorization, execution and delivery of the Underwriting Agreement have been duly obtained, received, made or accomplished.

(f)            Dollar General and the Underwriters each will comply with their respective obligations under the Underwriting Agreement.

The opinions set forth in this Opinion Letter also are subject to the following qualifications:

(a)           Our opinions as set forth herein are limited in all respects to the laws of the State of Tennessee and the federal laws of the United States of America.  No opinion is given regarding the laws of any other jurisdiction except with respect to the matters addressed in numbered paragraph 2 of this Opinion Letter regarding the qualification of Dollar General.

(b)           With respect to the opinions set forth in numbered paragraph 1 of this Opinion Letter related to the good standing of Dollar General, we have relied solely upon a certificate of existence issued by the Tennessee Secretary of State as conclusive evidence as to such matter, and we have assumed that such certificate remained accurate through the date hereof.

(c)           With respect to the opinions set forth in numbered paragraph 2 of this Opinion Letter regarding the qualification of Dollar General, we have relied solely upon certificates of existence and certificates of good standing and/or qualification to do business as conclusive evidence as to such matters, and we have assumed that such certificates remained accurate through the date hereof.

(d)           We express no opinion with respect to the registration or qualification of the Securities under any state securities or “Blue Sky” laws or the securities laws of any foreign jurisdiction.

(e)           This letter is strictly limited to those matters expressly addressed herein.  We express no opinion as to any matter not specifically stated to be and numbered above as an opinion.

(f)            This letter is rendered as of the date hereof and we assume no responsibility to update this letter for any changes in applicable law occurring after the date hereof.

Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Underwriting Agreement and may not be relied upon in any manner by any Person other than the addressees hereof (with the exception of Freshfields Bruckhaus Deringer US LLP, counsel to the Underwriters, Simpson Thacher & Bartlett LLP and the Trustee, each of whom may rely upon this opinion) and any successor or assignee of any addressee (including successive assignees).  Our opinions herein shall not be furnished to any Person, except with our consent, or as may be required by applicable law or regulation, and may not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever.

Very truly yours,

Exhibit C

OPINION OF RHONDA M. TAYLOR
TO BE DELIVERED PURSUANT TO
SECTION 6(e)

I am General Counsel to Dollar General Corporation, a Tennessee corporation (the “Company”), and have represented the Company in connection with the preparation, execution and delivery of the Underwriting Agreement, dated March 28, 2017, by and among the Company and Citigroup Global Markets Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as Representatives of the Underwriters listed in Schedule I to the Underwriting Agreement (the “Underwriting Agreement”), and the transactions contemplated thereby.  Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Underwriting Agreement.  This opinion is furnished to you pursuant to Section 6(e) of the Underwriting Agreement.

I have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other investigations as I have deemed relevant and necessary in connection with the opinion expressed herein.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

The statements made in the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2017 under the heading “Legal Proceedings” contained in Part I, Item 3 therein, which is incorporated by reference in each of the Preliminary Prospectus, dated March 28, 2017 and the Prospectus, dated March 24, 2017, constitute accurate summaries of the matters described therein in all material respects.

I express no opinion with respect to any other matter not specifically stated to be an opinion herein.

I am admitted in the State of Tennessee, and the foregoing opinion is limited to the law of the State of Tennessee and the Federal law of the United States.  I express no opinion as to any other laws or regulations.

This opinion letter is rendered to you solely in connection with the above described transactions and is as of the date hereof.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent.  I assume no obligation to update or supplement the opinion expressed herein to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.